UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☒ No fee required
☐ Filed by a party other than the registrant

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(c)(2))
☒ Definitive Information Statement

INTRA-ASIA ENTERTAINMENT CORPORATION
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1) Title of each class of securities to which transaction applies:
___________________________________________________
2) Aggregate number of securities to which transaction applies:
___________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________
4) Proposed maximum aggregate value of transaction:
___________________________________________________
5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.
3) Filing Party:
4) Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRA-ASIA ENTERTAINMENT CORPORATION

1111 Corporate Center Road
Suite 203B
Monterey Park, California 91754
(323) 261-0078

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the common stock (the "Stockholders"), par value $.001 per share (the "Common Stock"), of Intra-Asia Entertainment Corporation, a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

(1)

On or about January 31, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 43,661,702 shares representing approximately 67.97% of the 64,235,869 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Share Purchase Agreement between the Company and Beijing Maidashi Investment Co., Ltd. ( "Beijing Maidashi"), pursuant to which the Company sold its entire interest in Weifang Fuhua Amusement Park Co., Ltd ("Weifang"), to Beijing Maidashi for a purchase price of $10,000,000 (the "Sale").

(2)

On May 6, 2006, the Company received a written consent in lieu of a meeting of Stockholders from the holder of 39,530,400 shares representing approximately 61.54% of the 64,235,869 shares of the total issued and outstanding shares of voting stock of the Company ("Weicheng Majority") electing directors of the Company.

On January 18, 2006, the Board of Directors of the Company approved the Sale subject to Stockholder approval. The Majority Stockholders approved the Sale by written consent in lieu of a meeting on January 31, 2006 (the "Sale Consent"), in accordance with the applicable provisions of Chapter 78 of the Nevada Revised Statues (the "Nevada Business Code"). On May 6, 2006, the Weicheng Majority elected directors of the Company by written consent in lieu of a meeting (the "Election Consent," together with the Sale Consent, the "Consents") in accordance with the applicable provisions of the Nevada Business Code. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

On January 31, 2006, the Company entered into a Share Purchase Agreement with Beijing Maidashi pursuant to which the Company sold its entire interest in Weifang to Beijing Maidashi for an aggregate purchase price of $10,000,000 cash.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on May 1, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by written consent; and having sufficient voting power to approve such proposals through their ownership of Common Stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May 30, 2006 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2005;

2.	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005;

3.	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005; and

4.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.

OUTSTANDING VOTING SECURITIES

As of the respective dates of the Consents, the Company had 64,235,869 shares of Common Stock issued and outstanding (the "Outstanding Shares"). Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

The holders of a majority of the issued and outstanding shares of voting stock of the Company have executed and delivered to the Company the Consents approving the actions set forth herein. Since the actions have been approved by the holders of a majority of the Company's voting stock, no proxies are being solicited with this Information Statement.

The applicable provisions of the Nevada Business Code provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, as of May 1, 2006, of (i) persons who own more than five percent of our common stock (ii) our named executive officers, and (iii) our current directors and executive officers as a group:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class
Common Stock, $.001 par value	Weicheng International Inc. 1111 Corporate Center Rd. Suite 203B Monterey Park, CA 91754	39,530,400	61.54%
Common Stock, $.001 par value	Foster Growth Ltd. PO Box 957 Tortola, BVI	4,131,302	6.43%
Common Stock, $.001 par value	Stanley Wu 184 S. Trish Ct. Anaheim Hills, CA 92808	1,562,700(1)	2.43%
Common Stock, $.001 par value	Xiaofang Ji 10th Floor, Room 1009 Tower C2, Oriental Plaza No.1 Cahng'an Ave. Beijing, China	No shares	No shares
Common Stock, $.001 par value	Leliang Zhang 10th Floor, Room 1009 Tower C2, Oriental Plaza No.1 Cahng'an Ave. Beijing, China	No shares	No shares
Common Stock, $.001 par value	James Reskin 520 S. Fourth Ave., Suite 400 Louisville, KY 40202	96,835(2)	0.15%
Common Stock, $.001 par value	Directors and executive officers as a group	1,659,535	2.58%

(1) Mr. Wu beneficially owns 1,562,700 shares through his wife, Jenny T. Wu, who owns 812,080 shares, and his sons, Christopher and Davisson Wu, who own 450,620 and 300,000 shares, respectively.

(2)  Mr. Reskin beneficially owns 93,110 shares directly and 3,725 shares through Marmaduke Capital Partners, LLC, a Kentucky limited liability company, of which Mr. Reskin is managing member and owns more than 10% of the total membership units. Mr. Reskin also owns less than 1% of Fullcircle Registry, Inc., a publicly-traded company that owns 186,220 shares of our common stock. Mr. Reskin is not an affiliate of Fullcircle Registry, Inc. and therefore is not deemed to be a beneficial owner of any shares of our common stock by virtue of being a stockholder in Fullcircle Registry, Inc.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right to dissent from any of the provisions adopted as set forth herein under the Nevada Business Code or the Company's articles of incorporation or by-laws.

APPROVAL OF THE STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE WITH BEIJING MAIDASHI

On January 31, 2006, we entered into a Share Purchase Agreement, pursuant to which we sold our shares of Weifang, and therefore our interest in the amusement park owned by Weifang, to Beijing Maidashi. The Share Purchase Agreement requires that Beijing Madaishi pay us $10,000,000 for our interest. We received payments of $2,000,000 on February 8, 2006, $5,000,000 on March 10, 2006, and $1,000,000 on March 24, 2006, and a final payment of $2,000,000 on April 3, 2006. We may have an obligation to return a portion of the purchase price in the event that any of the financial information we provided to Beijing Maidashi proves inaccurate. A copy of the Share Purchase Agreement is attached as Exhibit A to this Information Statement.

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ELECTION OF A NEW BOARD OF DIRECTORS

Our stockholders elect the members of the Board of Directors annually. On May 6, 2006, the Weicheng Majority voted to elect the persons set forth in the table below as directors of the Company.

The following table sets forth our current directors and executive officers:

Name	Served as an Executive Officer Since	Age	Position with the Registrant and Other Principal Occupations
Stanley Wu	2003	72

Director from December 19, 2003 to present, and President and Chief Executive Officer from December 19, 2003 to March 15, 2004. Mr. Wu is the founder and Chairman of the Jimswood Group of companies in California, which have holdings and joint venture interests in Japan, China, Mexico and the United States.

Xiaofang Ji	2005	45

Chief Executive Officer from September 1, 2005 to present; Director from December 1, 2005 to present. Ms. Ji has served as our Chief Executive Officer since September 1, 2005. Since April 2001, Ms. Ji has served as Chairman and President of Beijing SWT Optical Communication Technology Co., LTD., a Sino-foreign joint venture headquartered in Beijing, China engaged in research and development, manufacturing and distribution of optical communication components. Prior to her position with Beijing SWT Optical Communication Technology Co., LTD., Ms. Ji served as Vice President of Weicheng International Inc. and Chairman of several Hong Kong-based companies. We have not entered into an employment agreement with Ms. Ji.

Leliang Zhang	2005	35

Director and Chief Financial Officer from December 1, 2005 to present. Mr. Zhang has served as Controller of Oriental Intra-Asia (China) Entertainment Co. since June 2004. He also served as Controller of Shandong Baorui Company from December 2002 to May 2004 and Manager of the Finance Department of Weifang Yuanfei Hotel from September 1997 to November 2002.

James Reskin	2004	47

Director from September 28, 2004 to present, and President and Chief Executive Officer from March 15, 2004 to September 28, 2004. In addition to practicing law in his own firm, James A. Reskin & Associates, since 1986, Mr. Reskin provides consulting services to small businesses as a founding partner of Practical Business Concepts, LLC. He served as president and later CEO of FullCircle Registry, Inc. (OTCBB: FLCR) until March 2003.

None of the above officers is related to any other.

By Order of the Board of Directors: /s/ Xiaofang Ji Xiaofang Ji Chief Executive Officer and Director

EXHIBIT A

SHARE PURCHASE AGREEMENT

        THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 31, 2006, by and among Intra-Asia Entertainment Corporation, a Delaware corporation (the "Seller") and Beijing Maidashi Investment Co., Ltd., a China-based Corporation (the "Buyer").

RECITALS

        WHEREAS, Seller owns an Eighty-five percent (85%) share of the registered capital (the "Share") of Weifang Fuhua Amusement Park Co., Ltd., a Joint Venture Company formed in accordance with the Sino-Foreign Equity Joint Venture Law of the People's Republic of China (the "Company")

WHEREAS, Seller desires to sell and Buyer desires to acquire the Share on the terms and subject to the conditions set forth below;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1: PURCHASE AND SALE OF THE SHARE

1.1 Purchase and Sale of the Share. On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Share from Seller, and Seller agrees to sell the Share to Buyer.

        1.2        The Purchase Price. The purchase price for the Share shall be ten millions US Dollars ($10,000,000) (the "Purchase Price"). The Buyer will takeover all the Seller's rights and liabilities in Fuhua Amusement Park.

        1.3        Payment of the Purchase Price. The Purchase Price shall be paid to Seller in cash, by certified or bank cashier's check or by wire transfer to an account designated by Seller, in immediately available funds. The foregoing consideration constitutes the complete and final consideration to be paid to Seller for the Share. The Seller guarantee all the financial information are true and accurate, if there are something untrue or inaccurate, the Buyer has the rights to adjust the purchase price

1.4 the payment will be made according to the following partial arrangement:

a)

Within 7 business days after signing this agreement, the buyer will pay 20% of the total purchase price, equalize to 2 millions US Dollars. When finished this payment, the Seller will begin to assist the Buyer to go through the share transfer formalities.

b)	Within 2 months after signing this agreement, the buyer will pay 50 % of the total purchase price, equalize to 5 millions US Dollars.

c)	Within 3 months after signing this agreement, the buyer will pay the remaining 30% of the total purchase price, equalize to 3 millions US Dollars.

ARTICLE 2: REPRESENTATIONS AND WARRANTIES
OF SELLER

Seller represents and warrants to Buyer that:

        2.1        Organization, Authority and Due Execution. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement. Seller has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally, and except as enforcement may be limited by general principles of equity. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of Seller.

        2.2        Title to Share. (i) It is the owner, beneficially and of record, of the Share; (ii) it has good, valid and marketable title to the Share to be sold by it pursuant to this Agreement, free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to deliver the Share; and (iii) upon the delivery of and payment for the Share and fulfillment by Buyer of its obligations under this Agreement, Seller will convey to Buyer good, valid and marketable title to all of the Share, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever of the United States or the People's Republic of China (other than restrictions on transfer imposed by federal and state securities law).

        2.3        Corporate Organization of the Company. The Company is a Joint Venture Company formed in accordance with the Sino-Foreign Equity Joint Venture Law of the People's Republic of China, duly organized, validly existing and in good standing under the laws of the People's Republic of China, and is a corporation under said laws and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

        2.4        Agreement Not in Contravention. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated herein will (i) conflict with, or result in a breach of any of the terms, conditions or provisions of Seller's Certificate of Incorporation or Bylaws, (ii) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Seller or the Company is a party, or (iii) violate any order, judgment, decree, writ, injunction, law, statute, rule or regulation applicable to Seller or the Company.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

        3.1        Organization, Authority and Due Execution. Buyer is a corporation duly organized, validly existing and in good standing under the laws of China，with full corporate power and authority to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement. Buyer has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally, and except as enforcement may be limited by general principles of equity. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of Buyer.

        3.2        No Violations. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated herein will (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of Buyer's ; (ii) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Buyer is a party, or (iii) violate any order, judgment, decree, writ, injunction, law, statute, rule or regulation applicable to Buyer.

        3.3        Investigation and Due Diligence. Buyer has been afforded the opportunity to visit, inspect and review, and has actually visited, inspected and reviewed to its satisfaction, all of the locations and properties of the Company and all of the Company's financial statements, accounts and books and records, its formation and operational documents and its legal affairs and claims, and to discuss all such matters with the officers and directors of the Company. Buyer has also had the opportunity to review the Joint Venture Agreement and to discuss it with Weifang Neo-Luck (Group) Corporation, a corporation based in Shandong Province. Buyer understands and is satisfied with its inspections and reviews, its questions have been answered to its satisfaction, and it has made an independent determination of the value of the Share and the assets and liabilities, including contingent, unknown or unliquidated liabilities, of the Company and is not relying on the Seller with respect to these matters. Buyer has consulted with such legal, financial and other experts and consultants as Buyer has determined appropriate to advise Buyer regarding its visits, reviews and inspections, and on all aspects of on the Company, the Company's business and financial affairs and status, the Share and the Purchase Price.

        3.4        Economic Risk. Buyer is purchasing the Share solely for Buyer's own account for investment and not with a view to or for sale in connection with any distribution of the Share or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Share or any portion thereof. The entire legal and beneficial interest of the Share is being purchased, and will be held, for Buyer's account only, and neither in whole or in part for any other person. By reason of Buyer's business or financial experience, Buyer could be reasonably assumed to have the capacity to evaluate the merits and risks of the purchase of the Share and an investment in the Company and to protect Buyer's own interests in connection with this transaction. Buyer realizes that the purchase of the Share will be a highly speculative investment and involves a high degree of risk, and Buyer is able, without impairing Buyer's financial condition, to hold the Share for an indefinite period of time and to suffer a complete loss of Buyer's investment. Buyer is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and shall submit to Seller or the Company such further assurances of such status as may be reasonably requested by Seller or the Company.

        3.5        Brokers and Finders. Buyer and its officers, directors and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller and its officers, directors and agents harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers, directors or agents.

ARTICLE 4: COVENANTS OF SELLER AND BUYER

        4.1        Transactions Affecting Company's Stock. Prior to the Closing Date (as hereinafter defined), Seller agrees that it shall not directly or indirectly sell, transfer, further encumber or otherwise dispose or surrender possession of, any of the Share.

        4.2        Conduct of Business - Negative Covenants. Prior to the Closing Date, Seller shall not permit the Company to, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, conduct the business of the Company other than in the ordinary course of the Company's business or commit or suffer any act or omission which deviates from the ordinary course of the Company's business.

        4.3        Best Efforts and Termination of Agreement. So long as this Agreement remains in effect, Seller and Buyer shall use commercially reasonable efforts to cause the transactions contemplated herein to be consummated at the earliest practicable date in accordance with the terms hereof. This Agreement, and the transactions contemplated herein, may be terminated and/or abandoned at any time by the mutual written consent of Seller and Buyer, or if the conditions precedent to their respective performances under Section 5.1 and Section 5.2, respectively, are not satisfied or waived in writing by the other party on or before the Closing Date.

        4.4        Cooperation on Tax Matters. Subject to applicable laws relating to the exchange of information and the right of each party to withhold information its board of directors reasonably determines in good faith should be withheld for reasons of privacy, confidentiality or fiduciary duty, Seller and Buyer each agree to furnish or cause to be furnished to each other upon written request as promptly as practicable such information (including access to books and records) and information and assistance relating to the Company as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

ARTICLE 5: CONDITIONS TO CLOSING

        5.1        Conditions Precedent to Buyer's Performance. The obligation of Buyer to consummate the transfer of the Share from Seller to Buyer in accordance with this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any or all of which may be waived by Buyer, in whole or in part, in its sole discretion:

                a.        Compliance with this Agreement. (i) Seller shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it on or prior to the Closing Date, including without limitation delivery of the stock certificates representing the Share, and (ii) the representations and warranties of Sellers set forth in Article 2 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made again on and as of the Closing Date.

                b.         Approvals. All acts and approvals (whether corporate or otherwise) to be taken or obtained by Seller or the Company as may be legally required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken or obtained and remain in full force and effect.

                c.         No Illegality. It shall not have become illegal under any statute, rule, order or regulation of the United States, the People's Republic of China, or any state, any local or foreign government or any agency of the foregoing, for Buyer to perform the transactions contemplated by this Agreement.

                d.         Governmental Consents and Approvals. Buyer shall have received, after diligent application by Buyer therefor, any and all approvals and consents from all governmental agencies and regulatory authorities necessary to be received by Buyer to complete the transactions contemplated hereby.

                e.         No Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the business, financial condition, or results of operations of the Company since December 31, 2005. The Seller and the Company shall deliver to the Buyer a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Seller and by the Chief Executive Officer and by the Vice President in charge of finance of the Company, certifying on behalf of the Seller that there has been no such material adverse change.

                f.         Absence of Litigation. As of the Closing Date, there shall be in effect no order, writ, injunction, judgment or decree of any Chinese, United States or any state court, governmental agency or other body prohibiting the consummation of the transactions contemplated hereby, and there shall be no material action, suit or proceedings before any court, governmental agency or other body pending or threatened challenging the legality of the transactions contemplated hereby, or seeking to restrain their consummation, which in the reasonable opinion of counsel for Buyer would make it advisable not to consummate such transactions.

                g.         Approval of Documentation. The form and substance of all certificates and other documents delivered to Buyer under this Agreement shall be satisfactory in all respects to Buyer, which approval shall not be unreasonably withheld, delayed or conditioned.

h. Share Transfer Document. Seller shall deliver to Buyer stock certificate(s) or an instrument of transfer representing the Share, duly endorsed by Seller for transfer to Buyer.

        5.2        Conditions Precedent to Seller's Performance. The obligation of Seller to consummate the transfer of the Share from Seller to Buyer in accordance with this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any or all of which may be waived by Seller, in whole or in part, in its sole discretion:

                a.         Compliance with this Agreement. (i) Buyer shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it on or prior to the Closing Date, (ii) the representations and warranties of the Buyer set forth in Article 3 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made again on and as of the Closing Date.

                b.         Approvals. All acts and approvals (whether corporate or otherwise) to be taken or obtained by Buyer as may be legally required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Closing Date shall have been taken or obtained and remain in full force and effect.

                c.         No Illegality. It shall not have become illegal under any statute, rule, order or regulation of the United States, any state, any local or foreign government or any agency of the foregoing for Seller to perform the transactions contemplated by this Agreement.

                d.         Governmental Consents and Approvals. Seller shall have received, after diligent application therefor, any and all necessary approvals and consents from all governmental agencies and regulatory authorities necessary to be received by Seller to complete the transactions contemplated hereby.

                e.         Absence of Litigation. As of the Closing Date, there shall be in effect no order, writ, injunction, judgment or decree of any Japanese, United States or any state court, governmental agency or other body prohibiting the consummation of the transactions contemplated hereby, and there shall be no material action, suit or proceedings before any court, governmental agency or other body pending or threatened challenging the legality of the transactions contemplated hereby, or seeking to restrain their consummation, which in the reasonable opinion of counsel for Seller would make it advisable not to consummate such transactions.

                f.         Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all respects to Seller and their counsel, which approval shall not be unreasonably withheld, delayed or conditioned.

        5.3        Frustration of Closing Conditions. Neither Buyer nor Seller may, as justification for not performing its obligations to contemplate the transactions contemplated herein, rely on the failure of any condition set forth in Section 5.1 or 5.2 to which their respective obligations are subject, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable efforts to consummate the transactions contemplated herein.

ARTICLE 6: THE CLOSING

        6.1        This Agreement shall become effective when executed and delivered by all of the parties hereto. The transfer of the Share by Seller to Buyer and payment of the Purchase Price (the "Closing") shall take place at the offices of Buyer according to the payment arrangement described above.

ARTICLE 7: MISCELLANEOUS

        7.1        Expenses. Buyer and Seller shall each bear its own expenses and taxes incurred in connection with the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors and representatives, regardless of whether the transactions contemplated by this Agreement are consummated at Closing or this Agreement is terminated.

        7.2        Notices and Legal Process. Except as otherwise provided in this Agreement, all notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by facsimile or cable, or transmitted by postage prepaid, registered or certified mail with return receipt requested, as elected by the party giving such notice, addressed as follows:

a.	If to Buyer:

Beijing Maidashi Investment Co., Ltd.

Room 6-811 Yilong Vila Area, Longtan Dong Road, Chongwen District, Beijing

Attention: Mr. Han, Zhixin
Facsimile No.: 010-67140438

b.	If to Seller:

Intra-Asia Entertainment Corp

1111 Corporate Center Drive, Suite 203B, Monterey Park, CA 91754
Attn: Mrs. Xiaofang Ji
Facsimile No.: 001-323-2610061

Notices shall be deemed to have been given on the date of receipt if delivered personally or if delivered by registered or certified mail, return receipt requested; or on the next business day after transmission if transmitted by facsimile or cable (and appropriate answerbacks have been received). Any party hereto may change its address for purpose hereof by notice to the other parties hereto given in accordance with this Section 7.2.

        7.3        Counterparts. This Agreement may be executed in any number of counterparts, including facsimile copies or electronic versions, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

        7.4        Facsimile Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

        7.5        Amendment and Waiver. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each party against whom such modification or amendment is sought to be enforced. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

        7.6        Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Exhibits hereto represent the entire understanding of the parties with reference to the subject matter hereof and supersede all prior and contemporaneous warranties, understandings and agreements made by the parties.

        7.7        Assignment of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other, except that either party may assign its rights and delegate its obligations under this Agreement to its Affiliates or to an entity into which it has merged or which has otherwise succeeded to all or substantially all of its business, stock, or assets, and which has assumed in writing or by operation of law its obligations under this Agreement.

        7.8        Governing Law, Jurisdiction and Venue. The formation, construction, and performance of this Agreement, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of California applicable to agreements entered into and performed entirely therein by residents thereof, without regard to any provisions relating to conflicts of laws among different jurisdictions. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for the County of Los Angeles or the United States District Court for the Southern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts) for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to a party in the manner provided for delivery of notices set forth in Section 7.2 hereof.

7.9 Governing Language. The parties agree that the English version of this Agreement shall govern and control the rights and obligations of the parties..

        7.10        Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns.

        7.11        Further Action. Each party hereto hereby covenants that it will, at its sole expense and without the assumption of additional liability thereby, at any time and from time to time upon the reasonable request by the other party hereto, execute and deliver such further documents and take such further actions as such other party may reasonably request in order to effect the purposes of this Agreement.

ARTICLE 8: NATURE AND SURVIVAL OF
REPRESENTATIONS AND OBLIGATIONS

        8.1        All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Closing for a period of one (1) year and that this one year shall be and function as a statute of limitations to institute any action based on a breach of a representation, warranty, or covenant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

"Buyer":

Beijing Maidashi Investment Co., Ltd,
a China corporation

By:______________________________

"Seller":

Intra-Asia Entertainment Corp
a Delaware corporation

By:_______________________________